JPMorgan Value Opportunities Fund, Inc.
FORM N-SAR
Period ended June 30, 2002


ITEM 77K


August 5, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir/Madam:

On March 7, 2002, the independent auditor of the Fund, Johnson Lambert & Co. resigned.

The independent auditor's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, or was not modified as to uncertainty, audit scope, or accounting principles.

There were no disagreements with the former accountant on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure.

The Fund has engaged PricewaterhouseCoopers as the new independent auditor for the Fund's fiscal year ended December 31, 2002.

Sincerely,

Michael W. Stockton
Vice President and Treasurer
JPMorgan Value Opportunities Fund, Inc.






August 6, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir/Madam:

We have read the four paragraphs of Item 77K included in the Form N-SAR for the pe riod ended June 30, 2002 of the JP Morgan Value Opportunities Fund, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


JOHNSON LAMBERT & CO.